Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated November 27, 2024, with respect to the consolidated financial statements of StoneX Group Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
Kansas City, Missouri
May 7, 2025